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Exhibit 32

                                  CERTIFICATION

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.ss.1350, as adopted), Michael J. Caputo, interim President, Principal Executive and Financial Officer of NESCO Industries, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

1. The Company's Annual Report on Form 10-KSB for the period ended April 30, 2003, and to which this Certification is attached as Exhibit 99 (the "Periodic Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.


Dated:  September 2, 2003         By: /s/ Michael J. Caputo
                                      ---------------------
                                      Michael J. Caputo
                                      President
                                     (Principal Executive and Financial Officer)